EXHIBIT 99.1

The expenses to be incurred by the Company relating to the registration and offering of $350,000,000 aggregate principal amount of 5.625% Notes due March 15, 2013 pursuant to a Registration Statement on Form S-3 (File No. 333-134740) and a related prospectus supplement filed with the Securities and Exchange Commission on March 5, 2008 are estimated to be as follows:

Estimated Fees
SEC registration fee	$13,727
Legal fees and expenses	175,000
Fees and expenses of qualification under state securities laws (including legal fees)	—
Accounting fees and expenses	75,000
Printing fees	12,500
Rating agency fees	442,750
Trustee’s fees and expenses	7,000
Miscellaneous	—

Total expenses	$725,977